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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

      This Agreement is entered into this 1st day of April 2005, by and between Service America Network, Inc., a Florida corporation ("Seller") and Service America Enterprise, Inc., a Florida corporation, Federal Employer Identification Number 20-2099014 ("Buyer").

                                    RECITALS:

A. Seller is in the business of providing air conditioning and home appliance service warranty and replacement services as a Service Warranty Association and a Home Warranty Association licensed by the Florida Department of Insurance (the "Business").

B. Seller also provided home warranty contracts in the State of Arizona. However, Buyer is only purchasing the assets related to the Florida operations of the Seller. Seller's operation in the State of Arizona has been closed. The term "Business" as used in this Agreement shall only apply to the Florida operations of the Seller.

C. Seller wishes to divest itself of the Business. It determined that it was in the best interests of both the Seller and the customers of the Seller to offer the Business to the senior executives and some long term employees of the Seller ("Principals of the Buyer").

D. The Principals of the Buyer have negotiated with the Seller to purchase the assets used by the Seller in the Business and to assume the responsibility to fulfill the Seller's obligations under the service contracts entered into between the Seller and its Florida customers ("Contract Liabilities").

E. Seller desires to sell, transfer, and assign to Buyer the Assets (described below) which constitute all of the assets used by Seller in the Florida operations of its Business and Buyer wishes to purchase the Assets and assume the Contract Liabilities.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

      1.1 The Assets. At the closing of the purchase and sale contemplated by this Agreement (the "Closing"), Seller shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the tangible and intangible assets and all rights and interests which are owned by Seller and used in the operation of the Business (the "Assets"). The Assets shall consist of all property and assets described in the following categories:

            (a) All tangible personal property, including without limitation, vehicles, rolling stock, furniture, fixtures, computer hardware, tools, equipment and inventory of every description

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and kind owned by Seller or used in the operation of the Business and as listed on Exhibit 1(a) ("Tangible Personal Property").

            (b) All of Seller's rights, titles, and interests under all Service Contracts and Commercial Service Agreements as well as other contracts, agreements, and leases relating to the operation of the Business to which Seller is a party and which Buyer is willing to assume ("Contracts"). The Service Contracts are listed on Exhibit 1(c).

            (c) Customer, supplier, vendor, and advertiser information, data and files; and all brochures, advertising materials, manuals, and computer documentation and software (to the extent it will not infringe on any trademark or copyright protection for such software).

            (d) All assignable licenses, permits, certificates, authorizations, agent or license agreements applicable to the operation and conduct of the Business.

            (e) All copyrights, trademarks, trade names, fictitious names, and service marks used or useful or intended to be used in the operation of the Business, which are listed on Exhibit 1(f) ("Copyrights, Trademarks, Etc.").

            (f) All electronic mail addresses, "URL's", domain names, websites, telephone and fax numbers associated with or pertaining to the Business.

            (g) The real property described on Exhibit 1(g) (the "Building").

            (h) All accounts receivable, and all statutory deposit and reserve accounts, but not cash in bank accounts.

      1.2 No Assumption of Obligations. The Assets shall not be subject to any encumbrances, easements, charges, adverse claims, liens, hypothecations, mortgages, security interests, or liabilities whatsoever, except those set forth in Exhibit 1.2 (the "Permitted Obligations").

      1.3 Lease. Seller presently operates the Business in two buildings in Broward County, Florida. One building is described on Exhibit 1 (g) and will be sold as part of the Assets. The administrative offices and call center are in another building located at 2755 NW 63rd Court, Fort Lauderdale, FL 33309 (the "Main Office"). The building housing the Main Office is owned by Chemed Corporation, the parent company of the Seller. At or prior to the Closing, Chemed Corporation and the Buyer will enter into a mutually acceptable lease for the Main Office ("Lease").

                                    ARTICLE 2

                                 PURCHASE PRICE

      2.1 Price. Subject to the provisions for adjustment set forth in this Agreement, the purchase price for the Assets shall be the value of the Assets as agreed upon by the Seller and the Buyer as of the Closing Date (the "Purchase Price"). As of January 31, 2005, the agreed upon value

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of the Assets was $12,933,021. The agreed upon value of the Assets will be adjusted as of the Closing Date to reflect any changes in the assets and a more recent inventory of parts and supplies. The Purchase Price shall be paid as follows:

            (a) Buyer will assume the Seller's liability for performance of the Contract Liabilities. The precise amount shall be determined as of the Closing Date, but it is presently estimated at $15,221,663.

            (b) Buyer will assume the Seller's liability for its accounts payable and liabilities accrued in the ordinary course of business shown on the lines entitled Accounts & Acceptances Payable (line 10); Accrued - Salaries, Wages and Bonuses - Pension and Profit Sharing - Insurance - Income Taxes - Other Expense (lines 12 - 16); and Other Liabilities (line 20) of its balance sheet as of the date of closing ("Ordinary Liabilities"). The line number references are to the ProForma Balance Sheet attached as Exhibit 2.1 (b). The precise amount shall be determined as of the Closing Date, but it is presently estimated at $2,409,543.

            (c) Since the liabilities being assumed by the Buyer exceed the value of the Assets being purchased, Seller will pay to Buyer in cash an amount equal to the difference between the agreed value of the Assets as of the Closing Date and the sum of the Contract Liabilities and the Ordinary Liabilities plus an amount in recognition of Buyer's performance of the Contract Liabilities. This total amount is presently estimated to be $4.7 million. The first $1 million of this amount shall be paid to Buyer at closing and the balance shall be payable in 11 equal monthly installments commencing 30 days after the closing. This requirement shall survive the closing of this transaction.

      2.2 Allocation of Purchase Price. The Purchase Price shall be allocated as provided in Exhibit 2.2 attached and both parties agree to use only those allocations in reporting this transaction for tax purposes.

                                    ARTICLE 3

                     SELLER'S REPRESENTATIONS AND WARRANTIES

      As an inducement to Buyer to execute this Agreement, and to enter into the transactions contemplated by this Agreement, Seller represents and warrants to Buyer as follows:

      3.1 Authorization. The execution, delivery, and performance of this Agreement and the other documents to be executed and delivered pursuant to this Agreement constitute the valid and binding obligation of Seller, enforceable in accordance with their terms.

      3.2 No Violation or Conflict. The execution, delivery, and performance of this Agreement does not, and will not, breach any statute, law, ruling, or regulation of any governmental authority to the extent that such breach would affect Buyer's ownership, possession, use, or operation of, the Assets or the consummation of the transactions contemplated under this Agreement.

      3.3 Authorizations. Seller has, and on the Closing Date will have all required licenses,

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certifications, approvals, and permits from all State, Federal, and local government agencies in connection with the operation of the Business. There is not now pending nor, to the best knowledge of Seller, threatened any action by or before any governmental or regulatory authority to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any licenses, certifications, approvals, or permits to carry on the Business.

      3.4 Other Contracts. Except as set forth on Exhibit 3.4 (which is not intended to include the Service Contracts), Seller is not a party to any contract, whether or not made in the ordinary course of business, which is material to the Assets or the operation of the Business the existence or status of which will materially affect the Buyer's use and enjoyment of the Assets.

      3.5 No Litigation or Claims. Other than lawsuits brought against Seller in the ordinary course of business such as negligence claims or claims for damages arising due to allegedly faulty repairs or other actions of a repairman employed by the Seller which are either covered by insurance or for which Seller will bear any responsibility arising from the suit, there is no action, suit, arbitration, litigation, proceeding, or claim of any kind threatened or being prosecuted with respect to the Assets or the Business and, to the best of Seller's knowledge, there is no basis for such an action, suit, arbitration, litigation, proceeding, or claim other than the case involving Ronald Kohn which is described on Exhibit 3.5.

      3.6 Taxes. Seller has, and by the Closing Date will have, timely paid when due and discharged all taxes, assessments, fees, penalties, expenses, and other levies related to the Business and the Assets except for those taxes, assessments, fees, penalties, expenses and levies which are being disputed in good faith and which are not and on the Closing Date will not be a lien or other claim against the Assets.

      3.7 Insurance. Seller agrees to maintain its existing casualty and liability insurance through the Closing Date.

      3.8 Title to Assets. Seller now has, and on the Closing Date will have, good, marketable, and indefeasible ownership, right, title, and interest in and to the Assets. The transfer of the Assets to Buyer shall vest such Assets in Buyer free and clear of any mortgage, conditional sale agreement, security interest, lease, lien, encumbrance, charge, restriction, hypothecation, liability, condition, or adverse claim whatsoever.

      3.9 Compliance with Laws. Seller's use of the Assets do not violate any law, ordinance, order, regulation, restrictive covenant, or other agreement which will affect the Buyer's use and enjoyment of the Assets. Seller has not violated, has not been charged or, to the best of its knowledge, threatened with the charge of violation, and, to the best of its knowledge, is not under any investigation with respect to a possible violation, of any provision of any federal, state, or local law or administrative ruling or regulation relating to the Assets.

      3.10 Condition of Assets. Seller shall maintain the Assets in the ordinary course of business between the execution of this Agreement and the Closing Date. However, the Assets are being purchased in their "AS-IS" condition as of the date of the Closing.

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      3.11 Employment Contracts. Except as may be listed on Exhibit 3.11 hereto, there are no written or oral contracts for employment of any personnel of the Business, and all employees of the Business are employed on an "at will" basis.

      3.12 Employees. Seller shall indemnify, defend, and hold Buyer harmless from and against any and all claims, demands, judgments, or expenses of any kind incurred by Buyer arising out of any claims by employees arising or accruing prior to the Closing Date hereunder or relating to any pre-Closing time period event or omission.

      3.13 Worker's Compensation. Seller is in compliance with all worker's compensation laws with respect to its employees and has worker's compensation insurance coverage in full force and effect with respect to its employees, through the date of closing.

      3.14 No Misrepresentations. None of the representations and warranties of Seller set forth in this Agreement or on the attached exhibits or schedules, or any information or statements contained in any of the attached exhibits or schedules contains any untrue statement of a material fact or omits the statement of any material fact necessary to render the same not misleading, to the best knowledge and belief of Seller.

      3.15 Reliance upon Principals of the Buyer. In making these representations and warranties, Seller has relied, in part, upon information provided by Principals of the Buyer with respect to the representations and warranties contained in sections 3.4, 3.5, 3.8, 3.9, 3.10 and 3.11.

      3.16 Survival. The representations and warranties made in this Article shall survive the Closing.

                                    ARTICLE 4

                     BUYER'S REPRESENTATIONS AND WARRANTIES

      As an inducement to Seller to execute this Agreement, and to enter into the transactions contemplated by this Agreement, Buyer represents and warrants to Seller that:

      4.1 Corporate. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Buyer has full power and authority to make and perform this Agreement according to its terms. The execution, delivery, and performance of this Agreement have been and shall be duly authorized by Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms. The officers, directors and shareholders of the Buyer are listed on Exhibit 4.1.

      4.2 No Violation or Conflict. The execution, delivery, and performance of this Agreement does not and will not breach any statute or regulation of any governmental authority, and at the Closing will not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of Buyer's Articles of Incorporation or Bylaws, or any order, judgment, writ, injunction, decree, or instrument to which Buyer is a party, or by which it is or may be bound, or any applicable law, ruling or regulation.

      4.3 Survival. The representations and warranties made in this Article shall survive the

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Closing.

      4.4. No Broker. No broker, finder or other person acting in a similar capacity has been employed or retained by Buyer in connection with the transactions contemplated by this Agreement, and no broker, finder or other person is entitled to receive any brokerage, finders' or similar fee or commission in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE 5

                               SELLER'S COVENANTS

      5.1 Conduct of Business. From the date of this Agreement until the Closing Date, Seller will operate the Business and otherwise conduct its Business only in the ordinary course of business, and will enter into no material purchase, contract, lease, agreement, or other transaction relating to the Business without prior notice in writing to Buyer. Between the date hereof and the Closing Date, Seller will use reasonable efforts to retain its present employees and preserve the Assets and the good will and business of its customers, suppliers, and others having business relations with it.

      5.2 Access to Personnel and Records. From the date of this Agreement until the Closing Date, Seller will give Buyer, and Buyer's counsel, accountants, consultants, and other agents and representatives, reasonable access, upon reasonable request, to the Assets and Seller's properties, books, contracts, commitments, and records which relate to the Business.

      5.3 Licensing. Buyer has already filed a (i) Statement of Acquisition, Merger and Consolidation of a Specialty Insurer, (ii) Application for Certificate of Authority as a Service Warranty Association and (iii) Application for Certificate of Authority as a Home Warranty Association with the Florida Department of Financial Services, Department of Insurance Regulation. To the extent necessary, Seller will assist Buyer in obtaining the approvals and consents necessary from the Department of Insurance Regulation to conduct the Business.

      5.4 Consents. Seller will assist Buyer to the extent reasonably necessary to procure the consents of any third parties necessary for the assignment to Buyer of any contract, agreement, or lease which Buyer is willing to assume hereunder.

      5.5. No Broker. No broker, finder or other person acting in a similar capacity has been employed or retained by Seller in connection with the transactions contemplated by this Agreement, and no broker, finder or other person is entitled to receive any brokerage, finders' or similar fee or commission in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE 6

                                ACCESS TO RECORDS

      After the Closing Date, Buyer shall give Seller, and Seller's counsel, attorneys or accountants, access upon reasonable request, to any records of the Business prior to the Closing Date delivered to Buyer at closing for the purpose of responding to any claims of customers,

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lawsuits, investigation by government authority, audit or insurance carrier.

                                    ARTICLE 7

                                TITLE AND SURVEY

      7.1 Title Evidence. Within fifteen days after execution of this Agreement, the Seller shall provide Buyer with the following "Title Evidence": (i) a prior owner's title insurance policy or a title report issued by a title insurance company acceptable to Buyer ("Title Company") enabling a title agent selected by Buyer to issue an ALTA Form B title insurance commitment ("Commitment") covering the Building, whereby the Title Company agrees to issue an ALTA Form B owners policy of title insurance ("Title Policy") in the amount of the Purchase Price allocated to the Building at Closing, subject only to the matters ("Acceptable Exceptions") which do not adversely affect marketability (as determined by the standards adopted by the Florida Bar) of title to the Building or affect the ability of Buyer to utilize the property, (ii) hard copies of all exceptions to title set forth in the Report, and (iii) a prior survey of the Building showing all improvements located thereupon ("Survey") and overlay all matters affecting title to the Building.

      7.2 Buyer shall review the Title Evidence and shall, within 10 days of receipt of the Title Evidence notify Seller in writing ("Title Objection Notice") of any matters in the Title Evidence adversely affecting the marketability (as determined by the standards adopted by the Florida Bar) of title to the Building or affecting the ability of Buyer to utilize the Property ("Title Defects"). Upon receipt of the Title Objection Notice, Seller shall use its best efforts to cure such Title Defects. Correction of Title Defects shall not delay the closing of the sale of the Assets unless agreed to by the Seller and the Buyer. Instead, Seller shall continue to take whatever actions are necessary to cure the Title Defects until the cure has been accomplished or other arrangements have been made between the Seller and the Buyer. At Closing, Seller shall provide Buyer with a gap affidavit in form reasonably acceptable to the Title Company to permit the Title Company to insure against adverse matters first appearing in the Public Records on a date subsequent to the effective date of the Commitment and prior to the recording of a general warranty deed required by the terms of this Agreement. The Seller agrees that it will not take any action after the Effective Date of the Commitment which shall adversely affect the status of title to the Building.

                                    ARTICLE 8

                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to close shall be subject to the satisfaction of the following conditions before or at the Closing, unless waived by Buyer:

      8.1 Representations and Warranties True at Closing. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing.

      8.2 Compliance with Agreement. Seller shall have performed and complied with all of its obligations under this Agreement in all material respects which are to be performed or complied with by it before or at the Closing.

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      8.3 No Adverse Change. There has been no event or occurrence at or relating to the Assets or the Business which has not been cured which could reasonably be considered to have a material adverse effect on the Assets except those caused by Principals of the Buyer.

      8.4 Adverse Proceedings. No suit, action, claim, or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency, or other governmental authority shall have been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms, and no litigation or other proceeding shall have been commenced against Seller or Buyer that would have a material adverse effect on Buyer's ownership, use, or enjoyment of the Assets.

      8.5 Approvals. All necessary approvals, licenses, certificates of authority and written consents shall have been obtained in order to sell, transfer, assign, and convey to Buyer the Assets and the Service Contracts, other contracts, leases, and agreements which Buyer is willing to assume. Specifically, Buyer shall have obtained Certificates of Authority to operate as both a Service Warranty Association and a Home Warranty Association from the Florida Department of Insurance ("Regulatory Approvals").

                                    ARTICLE 9

                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

      Seller's obligation to close shall be subject to the satisfaction of the following conditions prior to or at the Closing, unless waived by Seller:

      9.1 Representations and Warranties True at Closing. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing.

      9.2 Compliance with Agreement. Buyer shall have performed and complied with all its obligations under this Agreement in all material respects which, are to be performed or complied with by it before or at the Closing.

                                   ARTICLE 10

                       CLOSING, TERMINATION, POST CLOSING

      10.1 Closing.

            (1) Schedule. The Closing shall take place upon the later of (i) April 30, 2005 or (ii) within 10 business days of obtaining the Regulatory Approvals (unless extended by mutual agreement of the parties) at such place, date and time as Buyer and Seller may mutually determine (the "Closing Date").

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            (2) Termination. At any time before the Closing, this Agreement may be terminated by mutual consent of the parties. Except for the circumstance described in Section 12.2, each party shall pay for its own costs and fees.

            (3) Right to Proceed. If any of the conditions set forth in Article 7 have not been satisfied as of the Closing Date, Buyer shall have the right to terminate this Agreement by a notice in writing to Seller. Buyer shall also have the right, but not the obligation, to proceed with the Closing. If any of the conditions set forth in Article 8 have not been satisfied as of the Closing Date, Seller shall have the right, but not the obligation, to proceed with the Closing. If the closing has not occurred within 180 days of the execution of this Agreement, and the time for closing has not been extended by the Seller and the Buyer, then Seller shall also have the right to terminate this Agreement by a notice in writing to Buyer.

      10.2 Seller's Deliveries. At the Closing, Seller shall deliver to Buyer:

            (1)   The Assets.

            (2) Bills of sale, deed, closing statement, affidavits, certificates, certificates of title, assignments, and other instruments of transfer and conveyance provided in this Agreement, in form and content acceptable to Buyer, transferring to Buyer the Assets and the rights and interests under the leases, Service Contract, other contracts, and agreements to which Buyer is willing to become a party.

            (3) All contracts, leases, forms, brochures, and other documents described in Article 1.

            (4)   A Lease for the Main Office in a form acceptable to Buyer.

            (5)   The cash payment described in Article 2.

      10.3 Buyer's Deliveries. At the Closing, Buyer shall deliver:

            (1)   The Purchase Price

            (2) Documents evidencing the assumption of the Service Contracts, other contracts, and leases.

            (3)   A Lease for the Main Office in a form acceptable to Buyer.

      10.4 Post-Closing Deliveries. After the Closing, each party to this Agreement shall, at the request of the other, furnish, execute, and deliver such documents, instruments, certificates, notices, or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement and the transactions contemplated hereby.

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                                   ARTICLE 11

                            INDEMNIFICATION, REMEDIES

      11.1 Indemnification of Buyer. Seller shall indemnify and hold Buyer, and its shareholders, directors, officers, employees, and agents harmless from and against, and reimburse Buyer on demand for, any actual damage, loss, cost, or expense (including reasonable attorneys' fees) incurred by Buyer, its shareholders, directors, officers, employees, and agents resulting from (a) any breach of Seller's representations, warranties, or covenants in this Agreement, or from any misrepresentation in, or omission from, any information, survey, certificate, license, report, or other instrument provided by Seller to Buyer other than representations, warranties or covenants made by Principals of the Buyer or for which the Seller relied on information provided by Principals of the Buyer in order to make the representations, warranties and covenants; (b) any audit or investigation by any federal, state or local governmental authorities (including their agents or intermediaries) concerning the operation of the Business by Seller before the Closing or any amounts paid to Seller before the Closing; (c) any assessment, adjustments, or offsets made against Buyer or the Assets as a result of such an audit or investigation; (d) any costs of defense of, and any judgment against Buyer with respect to, any litigation relating to the operation of the Business before the Closing; (e) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters prior to the Closing asserted against Buyer or the Assets; and (f) any other liability, property damage, personal injury, cost, claim, expense, or assessment asserted against Buyer or the Assets, as a result of, or with respect to, the operation of the Business by Seller before the Closing. Notwithstanding the provisions above, (x) Seller shall not be responsible for indemnification for any matter for which the claim does not exceed $25,000; (y) in the aggregate, the maximum amount for which Seller shall be responsible to indemnify Buyer is the Purchase Price; and (z) the indemnification provisions contained in this section shall not apply to any claim made or event occurring more than two years after the Closing Date.

      11.2 Indemnification of Seller. Buyer shall indemnify and hold Seller, and its shareholders, directors, officers, employees, and agents harmless from and against, and reimburse Seller on demand for, any actual damage, loss, cost, or expense (including reasonable attorneys' fees) incurred by Seller, its shareholders, directors, officers, employees, and agents resulting from (a) any breach of Buyer's representations, warranties, or covenants in this Agreement, or from any misrepresentation in, or omission from, any information, certificate, license, report, or other instrument provided by Buyer to Seller;
(b) any audit or investigation by any federal, state or local governmental authorities (including their agents or intermediaries) concerning the operation of the Business by Buyer after the Closing or any amounts paid to Buyer after the Closing; (c) any assessment, adjustments, or offsets made against Seller as a result of such an audit or investigation; (d) any costs of defense of, and any judgment against Seller with respect to, any litigation relating to the operation of the Business after the Closing; (e) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters after the Closing asserted against Seller; and (f) any other liability, property damage, personal injury, cost, claim, expense, or assessment asserted against Seller, as a result of, or with respect to, the operation of the Business by Buyer after the Closing.

      11.3 Notice. If either party has a claim for indemnification or other rights under this subarticle, that party shall give the other party written notice of any claim with respect to the subject

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matter of this indemnification prior to attempting to defend or settle such claims or taking such other action as it in good faith deems necessary. If the party from which indemnification is being demanded has not commenced defense of any such claim within ten days of receipt of notice from the party seeking indemnification, the party seeking indemnification shall, without further notice to other party, have the right to undertake the defense of such claim, compromise or settle the claim according to its best judgment.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Notices. Any notice or other communication requested or permitted to be given shall be in writing and shall be deemed to have been properly given when sent by recognized overnight carrier such as Federal Express or DHL, when deposited in the U.S. mail, if mailed by certified mail, postage prepaid, return receipt, or hand delivered with receipt, addressed as follows (or to such other addresses as the parties may specify by due notice to the others) or by facsimile followed by a hard copy delivered in one of the other methods provided:

If to Seller:              Service America Network, Inc.
                           c/o Thomas Reilly
                           255 E. 5th Street Ste 2600
                           Cincinnati, Ohio 45202-4725

Copy to:                   Naomi Dallob, Esq.
                           255 E. 5th St Ste 2600
                           Cincinnati, OH 45202-4725
                           Fax: (513) 287-6216

If to Buyer:               Service America Enterprise, Inc.
                           2755 NW 63rd Court
                           Fort Lauderdale, FL 33309
                           Attn: Christopher Heaney, Pres.

Copy to:                   Richard H. Breit, Esq.
                           BreitGrossman LLP
                           150 North University Dr Ste 200
                           Plantation, FL 33324-2008
                           Fax: (954) 452-3311

      12.2 Expenses. Each party shall bear its own expenses in the performance of this Agreement. However, if the transaction does not close due to failure to obtain Regulatory Approval, then the Seller shall pay the attorneys fees and other expenses of the Buyer related to preparation and filing for the Regulatory Approval and the purchase not to exceed $30,000.

      12.3 Headings. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

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      12.4 Governing Law. This Agreement shall be governed by the laws of the
State of Florida, and venue for any action between the parties with respect to this Agreement shall be in Broward County, Florida.

      12.5 Exclusivity. This Agreement embodies all of the representations, warranties, and agreements of the parties hereto with respect to the subject matter hereof, and all prior understandings, representations, and warranties (whether oral or written) with respect to such matters are superseded and may not be amended, modified, waived, discharged, or orally terminated except by an instrument in writing signed by the party or an executive officer of a corporate party against whom enforcement of the change, waiver, discharge, or termination is sought.

      12.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

      12.7 Exhibits. The Exhibits, together with all documents incorporated by reference therein, form an integral part of this Agreement and are hereby incorporated into this Agreement.

      12.8 Interpretation: This is a negotiated Agreement, and each party has had its own counsel review and revise this Agreement as desired, and therefore the rule construing Agreements against the drafting party shall not apply.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Service America Enterprise, Inc.      Service America Network, Inc.

By: /s/ Christopher J. Heaney         By: /s/  Edward L. Hutton
    ---------------------------           --------------------------

Attest: /s/ Vivian M. Psinakis        Attest: /s/ Naomi C. Dallob
        -----------------------               ----------------------

                                  Exhibit 1 (a)
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

Tangible personal property as follows:

                                         12/31/04      ADDITIONS    DEPRECIATION    DISPOSALS     02/28/05
                                       ------------    ---------    ------------    ---------    -----------
ASSETS AT COST
   (1)       MACHINERY & EQUIPMENT       3,076,992       9,715                 -           -       3,086,707
   (2)       AUTOS & TRANSPORTATION      7,387,271           -                 -    (463,072)      6,924,199
   (3)       FURNITURE & FIXTURES          738,930           -                 -           -         738,930
   (4)       COMPUTER HARDWARE           3,022,986           -                 -           -       3,022,986
   (5)       CAPITALIZED SOFTWARE        1,649,760       4,463                 -           -       1,654,223
   (6)       OTHER PROPERTY                      -           -                 -           -               -
                                       -----------      ------      ------------    --------     -----------
   (7)            TOTAL                 15,875,939      14,178                 -    (463,072)     15,427,045
                                       -----------      ------      ------------    --------     -----------

ACCUMULATED DEPRECIATION
   (8)       MACHINERY & EQUIPMENT      (2,966,311)          -                 -           -      (2,966,311)
   (9)       AUTOS & TRANSPORTATION     (7,055,951)          -                 -     447,170      (6,608,781)
  (10)       FURNITURE & FIXTURES        (574,145)           -                 -           -        (574,145)
  (11)       COMPUTER HARDWARE          (2,417,226)          -                 -           -      (2,417,226)
  (12)       CAPITALIZED SOFTWARE       (1,369,109)          -                 -           -      (1,369,109)
  (13)       OTHER PROPERTY                      -           -                 -           -               -
                                       -----------      ------      ------------    --------     -----------
  (14)            TOTAL                (14,382,742)          -                 -     447,170     (13,935,572)
                                       -----------      ------      ------------    --------     -----------

NET FIXED ASSETS
  (15)       MACHINERY & EQUIPMENT         110,681       9,715                 -           -         120,396
  (16)       AUTOS & TRANSPORTATION        331,320           -                 -     (15,902)        315,418
  (17)       FURNITURE & FIXTURES          164,785           -                 -           -         164,785
  (18)       COMPUTER HARDWARE             605,760           -                 -           -         605,760
  (19)       CAPITALIZED SOFTWARE          280,651       4,463                 -           -         285,114
  (20)       OTHER PROPERTY                      -           -                 -           -               -
                                       -----------      ------      ------------    --------     -----------
  (21)            TOTAL                  1,493,197      14,178                 -     (15,902)      1,491,473
                                       -----------      ------      ------------    --------     -----------

                                  Exhibit 1 (c)
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

Report Date  02/28/05               Service America Network, Inc.
573150                              Active Contracts Summary By Age and Dev Type
                                    All Branches

                                  Active   Active Dollars    Past Due   Past Due Dollars   Total     Total Dollars
                                  ------   --------------    --------   ----------------   ------   ---------------
Total Regular And Escrow-         67,250   $ 27,321,805.67     2,263      $ 278,805.40     69,513   $ 27,600,611.07
Total Commercial                     180   $    140,856.00        15      $  11,214.82        195   $    152,070.82
                                  ------   ---------------     -----      ------------     ------   ---------------
Total Regular, Escrow, And
  Commercial-                     67,430   $ 27,462,661.67     2,278      $ 290,020.22     69,708   $ 27,752,681.89
                                  ------   ---------------     -----      ------------     ------   ---------------

                                  Active Paid   1-30 Days Past Due        31 - 60 Days Past Due      Over 60 Days Past Due
                                    67,430            1,148                       271                         859

**Common Areas (1000 o 7999) Are         (Total Common-    19     $           )
  Excluded From This Report**

**Deleted/Detected Contracts Are
  Excluded From This Report**

**Unwanted Accounts Are Excluded From
  This Report**

**Test Account Numbers Are Excluded
  From This Report**

**New Pending Contracts Are Excluded
  From This Report**                     (Total New/Pending -     $           )

                                  Exhibit 1 (f)
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

Seller will transfer ownership of the following intellectual property:

      Service America trademark

      Service America trade name

      Amira trade name

      Encore trade name

                                  Exhibit 1 (g)
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

Legal Description of building located at 3081 McNab Road, Pompano, Florida
33069:

Lot 1, Gateway Industrial Center No. 2, according to the Plat thereof, recorded in Plat Book 84, at Page 1, in the Public Records of Broward County, Florida.

                                   Exhibit 1.2
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

                                      None

                                 Exhibit 2.1 (b)
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

                             PRO FORMA BALANCE SHEET

                                  BALANCES
Accounts Receivable              $     990
Inventories                            961
Statutory Deposits                   7,135
Prepaid Expenses                       256
Property Plant and Equipment         3,591
                                 ---------
Total Assets                     $  12,933
                                 =========
Accounts Payable                 $     892
Deferred Contract Revenue           15,340
Accrued Expenses                     1,146
Other Liabilities                      284
                                 ---------
Total Liabilities                $  17,662
                                 =========
Net Assets/(Liabilities)         $  (4,729)
                                 =========

                                   Exhibit 2.2
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

The allocation of purchase price shall be completed at closing.

                                   Exhibit 3.4
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

Buyer will assume the liability for the following contracts:

                          Monthly     Original   Remaining   Expiration
         Vendor            Amount      Term         Term        Date         Account No.  Description
-----------------------   ---------   --------   ---------   -------------   ----------   -----------
Neopost                   $  676.25   69 mos.     43 mos.    October 2008     02121684    Digital Mail Machine

Aimed                     $  538.20   60 mos.     46 mos.    January 2009    200414624    Mailcrafter #9800 inserter

Citicorp Del-Lease Inc.   $1,017.72   48 mos.     20 mos.    November 2006                1 Caterpillar NRR30 216" Pallet forks

                                                                                          1 Mitsubishi EOP30 188" Pallet Forks

                                                                                          1 Mitsubishi 188" Pallet Fork /sideshifter

Maroone Dodge of
Pembroke Pine             $  575.92   38 mos.     13 mos.    April 2006                   2003 Dodge Durango

Margate Lincoln-Mercury   $  420.93   36 mos.      2 mos.    May 2005                     2002 Lincoln LS

                                   Exhibit 3.5
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

      Seller will bear responsibility for the case captioned Ronald Kohn v. Service America Network, Inc., Case No. 502004CA009504XXXXMB filed in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida alleging unlawful cancellation of home and warranty service contracts.

                                  Exhibit 3.11
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

                                      None

                                   Exhibit 4.1
                           To Asset Purchase Agreement
                    Between Service America Network, Inc. and
                        Service America Enterprise, Inc.

The officers, directors, and shareholders of the Buyer are listed as follows:

Christopher J. Heaney      Officer, director, and shareholder
Vivian M. Psinakis         Officer, director, and shareholder
Peter J. Lieber            Officer, director, and shareholder
James Gallo                Officer and shareholder
Nancy Donegan              Officer and shareholder
William Falconio           Shareholder
Dean Prosper               Shareholder
Steve Morrin               Shareholder
Klaus Leitzsch             Shareholder
Elizabeth Decker           Shareholder
Marie Bieniek              Shareholder
Evelyn Muller              Shareholder
Terry Cuzzort              Shareholder
Joseph Daly                Shareholder